UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

WESTERN URANIUM & VANADIUM CORP.
(Exact Name of Registrant as Specified in its Charter)

Ontario, Canada	000-55626	98-1271843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Bay Street, Suite 1400, Toronto, Ontario, Canada	M5H 2S8
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 864-2125

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 29, 2023, Western Uranium & Vanadium Corp. (the “Company”) held its Annual General and Special Meeting of Shareholders, at which shareholders (1) elected directors, (2) reappointed MNP LLP as auditor for the Company and authorized the Board to fix the auditor’s remuneration for the ensuing year, (3) approved the Company’s 2023 Incentive Stock Option Plan, and (4) approved the Company’s Shareholder Rights Plan, all as proposed in the Company’s proxy statement and management information circular dated May 24, 2023.

The final voting results for each of these matters were as follows:

1. Election of Directors:

Nominee	Votes For %	Votes For	Votes Withheld	Broker Non-Votes
George E. Glasier	63.5%	6,826,993	3,921,463	9,356,811
Bryan Murphy	63.5%	6,826,993	3,921,463	9,356,811
Andrew Wilder	63.5%	6,826,993	3,921,463	9,356,811

2. Appointment of MNP LLP:

Votes For %	Votes For	Votes Withheld	Broker Non-Votes
99.9%	20,090,285	14,982	0

3. Approval of 2023 Incentive Stock Option Plan:

Votes For %	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
98.1%	10,539,917	184,071	24,468	9,356,811

4. Approval of Shareholder Rights Plan:

Votes For %	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
62.9%	6,760,886	3,983,420	4,150	9,356,811

Item 8.01. Other Events.

On June 30, 2023, the Company issued a news release to announce the results of the Company’s Annual General and Special Meeting held on June 29, 2022. A copy of the news release is included as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated June 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2023	WESTERN URANIUM & VANADIUM CORP.

	By:	/s/ Robert Klein
Robert Klein Chief Financial Officer

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